                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR SECOND QUARTER FISCAL 2014

                   Company Reports a Return to Profitability

Fremont, CA (January 9, 2014) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter of fiscal 2014 ended November 30, 2013.

Net sales rose 31.9 % to $5.0 million in the second quarter of fiscal
2014, compared with $3.8 million in the first quarter of fiscal 2014.
Aehr Test reported GAAP net income of $137,000, or $0.01 per diluted share, and non-GAAP net income of $384,000, or $0.03 per diluted share, in the second quarter of fiscal 2014. This compares to a GAAP net loss of $166,000, or $0.02 per diluted share, and a non-GAAP net loss of $23,000, or $0.00 per diluted share, in the first quarter of fiscal 2014.

Commenting on the results of the second quarter of fiscal 2014, Gayn Erickson, President and CEO of Aehr Test Systems, said, "We are pleased to have once again reported a sequential growth in revenues and our bottom line. Most importantly, we have returned the company to profitability in the quarter.

"We continue to see the automotive market drive production burn-in capacity," added Erickson. "We shipped the first of several systems on order for our new ABTS-PTM production test and burn-in system, which has approximately 70% more capacity than our previous generation systems used in automotive integrated circuit production. In addition, we received follow-on orders for our FOX-15TM wafer level test and burn-in system and WaferPak contactors for production burn-in of automotive ICs in wafer form. The automotive space continues to be strong for Aehr Test and we see new opportunities in both packaged part and wafer level test moving forward."

Erickson concluded, "We are happy to have achieved our return to profitability, and we continue to expect to be profitable for fiscal year 2014. We remain optimistic about the prospects for both our ABTS packaged part and FOX wafer level test systems, and we are excited about the planned roll out of our new products over the next several quarters."

Aehr Test Systems Reports Second Quarter Fiscal 2014 Results
January 9, 2014
Page 2 of 6


Management Conference Call
Management of Aehr Test will host a conference call and webcast today, January 9, 2014 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2014 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties.
Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding projected future customer orders; expected release and shipping dates for the ABTS and FOX families of test and burn-in systems; future market conditions; and projected profitability in fiscal 2014. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general world economic conditions and events, the state of the semiconductor equipment market, our ability to maintain sufficient cash to support operations, acceptance by customers of our technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and our ability to successfully market a wafer-level test and burn-in system.

Aehr Test Systems Reports Second Quarter Fiscal 2014 Results
January 9, 2014
Page 3 of 6


See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-

Aehr Test Systems Reports Second Quarter Fiscal 2014 Results
January 9, 2014
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended        Six Months Ended
                                       -----------------------------  ------------------
                                        Nov 30,   Aug 31,   Nov 30,    Nov 30,   Nov 30,
                                         2013      2013      2012       2013      2012
                                       --------   --------  --------  --------  --------
Net sales                               $ 4,950   $ 3,752   $ 5,054   $  8,702  $  9,886
Cost of sales                             2,456     1,808     2,791      4,264     5,167
                                       --------  --------  --------   --------  --------
Gross profit                              2,494     1,944     2,263      4,438     4,719
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,517     1,420     2,068      2,937     3,857
  Research and development                  798       681       962      1,479     1,892
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,315     2,101     3,030      4,416     5,749
                                       --------  --------  --------   --------  --------
    Income (loss) from operations           179      (157)     (767)        22    (1,030)

Interest expense                            (10)       (4)      (13)       (14)      (25)
Other expense, net                          (30)      (34)      (15)       (64)      (34)
                                       --------  --------  --------   --------  --------
    Income (loss) before income tax
    (expense) benefit                       139      (195)     (795)       (56)   (1,089)

Income tax (expense) benefit                 (2)       29       (16)        27       (18)
                                       --------  --------   --------   --------  --------
    Net income (loss)                       137      (166)     (811)       (29)   (1,107)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net income (loss) attributable to
      Aehr Test Systems common
        shareholders                    $   137   $  (166)  $  (811)  $    (29) $ (1,107)
                                       ========  ========  ========   ========  ========

Net income (loss) per share
    Basic                               $  0.01   $ (0.02)  $ (0.09)  $  (0.00) $  (0.12)
    Diluted                             $  0.01   $ (0.02)  $ (0.09)  $  (0.00) $  (0.12)

Shares used in per share calculations:
    Basic                                10,806    10,635     9,300      10,721    9,233
    Diluted                              11,839    10,635     9,300      10,721    9,233




                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2014 Results
January 9, 2014
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                              Three Months Ended         Six Months Ended
                                            --------------------------  -----------------
                                             Nov 30,   Aug 31,  Nov 30,   Nov 30,  Nov 30,
                                              2013      2013     2012      2013     2012
                                            -------- -------- ---------  -------- --------
GAAP net income (loss)                      $   137  $  (166) $  (811)   $   (29) $(1,107)
Stock based compensation expense                247      143       99        390      226
                                            -------- -------- --------   -------- --------
Non-GAAP net income (loss)                  $   384  $   (23) $  (712)   $   361  $  (881)
                                            ======== ======== ========   ======== ========

GAAP net income (loss) per diluted share     $  0.01 $ (0.02) $ (0.09)   $ (0.00) $ (0.12)
                                            ======== ======== ========   ======== ========
Non-GAAP net income (loss) per diluted share $  0.03 $ (0.00) $ (0.08)   $  0.03  $ (0.10)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation     11,839   10,635   9,300     10,721    9,233
                                            ======== ======== ========   ======== ========
Shares used in non-GAPP diluted shares
   calculation                                11,839   10,635   9,300     11,237    9,233
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2014 Results
January 9, 2014
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                  November 30, August 31,   May 31,
                                                     2013        2013        2013
                                                  -----------  ---------   --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 2,494     $ 2,435     $ 2,324
  Accounts receivable, net                            2,735       2,860       2,632
  Inventories                                         5,650       5,369       5,369
  Prepaid expenses and other                            420         456         276
                                                   --------    --------    --------
      Total current assets                           11,299      11,120      10,601

Property and equipment, net                             249         246         301
Other assets                                             78          78          73
                                                   --------    --------    --------
      Total assets                                  $11,626     $11,444     $10,975
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $   476     $   947     $ 1,101
  Accounts payable                                    1,892       1,403       1,188
  Accrued expenses                                    1,245       1,437       1,440
  Customer deposits and deferred revenue, short-term  2,038       2,413       1,972
                                                   --------    --------    --------
      Total current liabilities                       5,651       6,200       5,701

Income tax payable                                       76          76         109
Deferred lease commitment, net of current portion        56          80         103
Deferred revenue, long-term                              20          36          68
                                                   --------    --------    --------
     Total liabilities                                5,803       6,392       5,981


Aehr Test Systems Shareholders' equity                5,844       5,073       5,014
Noncontrolling interest                                 (21)        (21)        (20)
                                                   --------    --------    --------
      Total shareholders' equity                      5,823       5,052       4,994
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $11,626     $11,444     $10,975
                                                   ========    ========    ========








                                         # # #